Exhibit 99.1

Wayfair Announces Second Quarter 2020 Results
Q2 Net Revenue Growth of 84% Year over Year to $4.3 billion
26.0 million Active Customers, up 46% Year over Year

BOSTON, MA — August 5, 2020 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its second quarter ended June 30, 2020.
Second Quarter 2020 Financial Highlights
•Total net revenue increased $2.0 billion to $4.3 billion, up 83.7% year over year
•U.S. net revenue increased $1.7 billion, up 82.5% year over year
•International net revenue increased $310.2 million, up 90.5% year over year. International segment Net Revenue Constant Currency Growth was 96.9%
•Gross profit was $1.3 billion or 30.7% of total net revenue
•GAAP net income was $273.9 million
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $439.8 million or 10.2%, respectively of total net revenue
•GAAP diluted earnings per share was $2.54
•Non-GAAP Diluted Earnings Per Share was $3.13
•Non-GAAP Free Cash Flow was $1.1 billion
•At the end of the second quarter, cash, cash equivalents, and short- and long-term investments totaled $2.4 billion
“We are all currently living and operating in uncertain times, which are dominated by the global pandemic as well as pressing social issues. In this environment, Wayfair remains fully committed to supporting our customers, our employees, and our broader communities, while continuing to operate with excellence,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “The second quarter was a very strong period for Wayfair. Our strategic long term investments positioned us well to serve our customers and to quickly adapt during a challenging time. We experienced unprecedented demand in Q2 and saw record numbers of new and repeat customers choose Wayfair. Our proprietary logistics network, strong supplier partnerships, and nimble and dedicated team of more than 16,000 employees enabled Wayfair to consistently serve our customers at a time they needed us most, both in North America and Europe. The plans that we put in place in late 2019, combined with these factors, translated to a powerful profitability inflection, and we generated over $1 billion in free cash flow in the quarter. Our financial performance in Q2 also highlighted the inherent structural profitability of the business, as we begin to pair our strong growth characteristics with consistent profit delivery while continuing to make investments with a long-term orientation. Looking forward, together with our suppliers, we remain committed to being the best solution for our customers as they seek comfort in their homes.”
Other Second Quarter Highlights
•The number of active customers in our Direct Retail business reached 26.0 million as of June 30, 2020, an increase of 46.0% year over year
•LTM net revenue per active customer was $440 as of June 30, 2020, a decrease of 1.6% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.89 for the second quarter of 2020, compared to 1.86 for the second quarter of 2019
•Repeat customers placed 67.4% of total orders in the second quarter of 2020, compared to 67.8% in the second quarter of 2019
•Repeat customers placed 12.7 million orders in the second quarter of 2020, an increase of 104.9% year over year

•Orders delivered in the second quarter of 2020 were 18.9 million, an increase of 106.2% year over year
•Average order value was $227 for the second quarter of 2020, compared to $255 for the second quarter of 2019
•In the second quarter of 2020, 60.6% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 53.5% in the second quarter of 2019

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its second quarter 2020 financial results today at 8 a.m. (ET). Investors and participants can register for the call in advance by visiting http://www.directeventreg.com/registration/event/8686848. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://bit.ly/2C8rbFD and supporting slides will be available at investor.wayfair.com. An archive of the webcast conference call will be available shortly after the call ends at investor.wayfair.com.
About Wayfair
Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 18 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes - from product discovery to final delivery.
The Wayfair family of sites includes:
•Wayfair - All things home, all in one place.
•Joss & Main - Stylish designs to discover daily.
•AllModern - The best of modern, priced for real life.
•Birch Lane - Classic home. Comfortable cost.
•Perigold - The widest-ever selection of luxury home furnishings.
Wayfair generated $11.5 billion in net revenue for the twelve months ended June 30, 2020. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 16,200 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Jane Gelfand
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, consumer activity and behaviors, e-commerce adoption trends, developments in our technology and systems and anticipated results of those developments and the impact of the recent novel coronavirus (COVID-19) pandemic and our response to it, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our Unaudited Consolidated and Condensed Financial Statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), Free Cash Flow, Non-GAAP Diluted Earnings (Loss) Per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as net income (loss) before depreciation and amortization, equity-based compensation and related taxes, interest (expense), net, other income, net, provision for income taxes, net, non-recurring items, and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. We do not consider equity-based compensation and related taxes to be indicative of our core operating performance, however investors should understand that equity-based compensation will be a significant recurring expense in our business and is an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by (used in) operating activities less net cash used to purchase property and equipment and site and software development costs. We believe Free Cash Flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP Diluted Earnings (Loss) Per Share is a non-GAAP financial measure that is calculated as GAAP net income (loss) plus equity-based compensation and related taxes, provision for income taxes, net, non-recurring items, other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted earnings (loss) per share. We believe that these adjustments to our non-GAAP diluted net income (loss) before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Net Revenue Constant Currency Growth is a non-GAAP financial measure that is calculated by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We believe Net Revenue Constant Currency Growth is an important indicator of our business performance, as it provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of the Company’s control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
These non-GAAP measures have limitations as analytical tools. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(in thousands)
Reconciliation of Adjusted EBITDA
Net income (loss)	$273,877	$(181,938)	$(11,988)	$(382,327)
Depreciation and amortization	69,114	44,339	135,957	83,922
Equity-based compensation and related taxes	70,701	56,855	134,693	108,688
Interest expense, net	28,939	10,252	51,157	19,490
Other (income), net	(3,110)	(322)	(2,864)	(3,400)
Provision for income taxes, net	292	831	1,625	1,426
Other (1)	—	—	3,956	—
Adjusted EBITDA	$439,813	$(69,983)	$312,536	$(172,201)

Net revenue	$4,304,672	$2,343,251	$6,634,735	$4,288,080
Adjusted EBITDA Margin	10.2%	(3.0)%	4.7%	(4.0)%
(1) The Company recorded $4.0 million in the six months ended June 30, 2020 in selling, operations, technology, general and administrative expenses in the Consolidated and Condensed Statements of Operations related to severance costs associated with February 2020 workforce reductions.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net income (loss) to consolidated Adjusted EBITDA is presented in the preceding table:

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(in thousands)
Segment Adjusted EBITDA
U.S.	$434,574	$(342)	$389,479	$(28,124)
International	5,239	(69,641)	(76,943)	(144,077)
Adjusted EBITDA	$439,813	$(69,983)	$312,536	$(172,201)

A reconciliation of GAAP net income (loss) to non-GAAP diluted net income (loss), the most directly comparable GAAP financial measure, in order to calculate Non-GAAP Diluted Earnings (Loss) Per Share, is as follows:

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
Numerator:
Net income (loss)	$273,877	$(181,938)	$(11,988)	$(382,327)
Effect of dilutive securities:
Interest expense associated with convertible debt instruments	30,195	—	—	—
Numerator for diluted EPS - net income (loss) available to common stockholders after the effect of dilutive securities	304,072	(181,938)	(11,988)	(382,327)
Non-GAAP adjustments to net income (loss)
Equity-based compensation and related taxes	70,701	56,855	134,693	108,688
Provision for income taxes, net	292	831	1,625	1,426
Other	—	—	3,956	—
Numerator for Non-GAAP Diluted EPS - Non-GAAP net income (loss)	$375,065	$(124,252)	$128,286	$(272,213)
Denominator:
Denominator for basic EPS - weighted-average number of shares of common stock outstanding	94,834	91,802	94,461	91,455
Effect of dilutive securities:
Employee stock options	31	—	—	—
Restricted stock units	2,788	—	—	—
Convertible debt instruments	22,279	—	—	—
Dilutive potential common shares	25,098	—	—	—
Denominator for diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	119,932	91,802	94,461	91,455
Non-GAAP adjustments to effect of dilutive securities:
Employee stock options	—	—	36	—
Restricted stock units	—	—	2,078	—
Convertible debt instruments	—	—	—	—
Denominator for Non-GAAP Diluted EPS - non-GAAP adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	119,932	91,802	96,575	91,455
Non-GAAP Earnings (Loss) per Share, Diluted	$3.13	$(1.35)	$1.33	$(2.98)

The following table presents net revenues attributable to our reportable segments for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
U.S. net revenue	$3,651,704	$2,000,518	$5,626,687	$3,658,216
International net revenue	652,968	342,733	1,008,048	629,864
Total net revenue	$4,304,672	$2,343,251	$6,634,735	$4,288,080

The following table presents a reconciliation of net cash provided by (used in) operating activities to Free Cash Flow for each of the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net cash provided by (used in) operating activities	$1,135,251	$(2,734)	$878,961	$(84,082)
Purchase of property and equipment	(44,846)	(54,714)	(104,810)	(115,340)
Site and software development costs	(36,803)	(34,023)	(75,172)	(58,866)
Free Cash Flow	$1,053,602	$(91,471)	$698,979	$(258,288)

Key Financial and Operating Metrics

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(in thousands, except LTM Net Revenue per Active Customer and Average Order Value)
Direct Retail Financial and Operating Metrics:
Direct Retail Net Revenue (1)	$4,294,236	$2,331,759	$6,616,818	$4,262,940
Active Customers	25,979	17,799	25,979	17,799
LTM Net Revenue per Active Customer	$440	$447	$440	$447
Orders Delivered	18,892	9,162	28,768	17,325
Average Order Value	$227	$255	$230	$246
Non-GAAP Financial Measures:
Adjusted EBITDA	$439,813	$(69,983)	$312,536	$(172,201)
Free Cash Flow	$1,053,602	$(91,471)	$698,979	$(258,288)
(1) Direct Retail net revenue is calculated by taking consolidated net revenue and excluding U.S. net revenue derived from the websites operated by our retail partners and our media solutions business, which accounted for $10.4 million and $17.9 million of net revenue for the three and six months ended June 30, 2020, respectively, and $11.5 million and $25.1 million of net revenue for the three and six months ended June 30, 2019, respectively.

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Unaudited)

	June 30, 2020	December 31, 2019
	(in thousands, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$2,181,471	$582,753
Short-term investments	192,746	404,252
Accounts receivable, net of allowance for credit losses of $28,155 and $22,774 at June 30, 2020 and December 31, 2019, respectively	118,984	99,720
Inventories	42,841	61,692
Prepaid expenses and other current assets	342,985	228,721
Total current assets	2,879,027	1,377,138
Operating lease right-of-use assets	802,456	763,400
Property and equipment, net	667,456	624,544
Goodwill and intangible assets, net	18,007	18,809
Long-term investments	—	155,690
Other noncurrent assets	12,550	13,467
Total assets	$4,379,496	$2,953,048
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,270,495	$908,097
Accrued expenses	299,714	298,918
Unearned revenue	333,781	167,641
Other current liabilities	379,431	236,863
Total current liabilities	2,283,421	1,611,519
Long-term debt	1,988,213	1,456,195
Operating lease liabilities	863,135	822,602
Other liabilities	32,119	6,940
Total liabilities	5,166,888	3,897,256
Commitments and contingencies (Note 8)
Stockholders’ deficit:
Undesignated preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at June 30, 2020 and December 31, 2019	—	—
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 68,108,216 and 66,642,611 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	68	67
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 26,956,796 and 26,957,815 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	27	27
Additional paid-in capital	1,295,971	1,122,548
Accumulated deficit	(2,082,934)	(2,065,423)
Accumulated other comprehensive loss	(524)	(1,427)
Total stockholders’ deficit	(787,392)	(944,208)
Total liabilities and stockholders’ deficit	$4,379,496	$2,953,048

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
Net revenue	$4,304,672	$2,343,251	$6,634,735	$4,288,080
Cost of goods sold (1)	2,983,642	1,783,651	4,734,582	3,258,024
Gross profit	1,321,030	559,600	1,900,153	1,030,056
Operating expenses:
Customer service and merchant fees (1)	143,773	88,502	233,236	164,975
Advertising	417,777	259,166	693,537	503,135
Selling, operations, technology, general and administrative (1)	459,482	383,109	935,450	726,757
Total operating expenses	1,021,032	730,777	1,862,223	1,394,867
Income (loss) from operations	299,998	(171,177)	37,930	(364,811)
Interest (expense), net	(28,939)	(10,252)	(51,157)	(19,490)
Other income, net	3,110	322	2,864	3,400
Income (loss) before income taxes	274,169	(181,107)	(10,363)	(380,901)
Provision for income taxes, net	292	831	1,625	1,426
Net income (loss)	$273,877	$(181,938)	$(11,988)	$(382,327)
Basic earnings (loss) per share	$2.89	$(1.98)	$(0.13)	$(4.18)
Diluted earnings (loss) per share	$2.54	$(1.98)	$(0.13)	$(4.18)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	94,834	91,802	94,461	91,455
Diluted	119,932	91,802	94,461	91,455

(1) Includes equity-based compensation and related taxes as follows:

Cost of goods sold	$2,353	$1,317	$4,081	$2,309
Customer service and merchant fees	4,313	2,269	6,432	4,245
Selling, operations, technology, general and administrative	64,035	53,269	124,180	102,134
	$70,701	$56,855	$134,693	$108,688

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2020	2019
	(in thousands)
Cash flows from operating activities:
Net loss	$(11,988)	$(382,327)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	135,957	83,922
Equity-based compensation	127,081	100,247
Amortization of discount and issuance costs on convertible notes	46,488	23,015
Other non-cash adjustments	(531)	(1,595)
Changes in operating assets and liabilities:
Accounts receivable, net	(24,693)	(27,653)
Inventories	18,828	540
Prepaid expenses and other current assets	(114,296)	(22,432)
Accounts payable and accrued expenses	369,666	128,611
Unearned revenue and other liabilities	331,511	14,914
Other assets	938	(1,324)
Net cash provided by (used in) operating activities	878,961	(84,082)

Cash flows from investing activities:
Sale and maturities of short- and long-term investments	368,310	82,164
Purchase of property and equipment	(104,810)	(115,340)
Site and software development costs	(75,172)	(58,866)
Other investing activities, net	(124)	2,773
Net cash provided by (used in) investing activities	188,204	(89,269)

Cash flows from financing activities:
Proceeds from borrowings	200,000	—
Repayment of borrowings	(200,000)	—
Proceeds from issuance of convertible notes, net of issuance costs	527,423	—
Taxes paid related to net share settlement of equity awards	—	(424)
Deferred financing costs	—	(791)
Net proceeds from exercise of stock options	220	80
Net cash provided by (used in) financing activities	527,643	(1,135)
Effect of exchange rate changes on cash and cash equivalents	3,910	136
Net increase (decrease) in cash and cash equivalents	1,598,718	(174,350)

Cash and cash equivalents:
Beginning of period	582,753	849,461
End of period	$2,181,471	$675,111